UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 31, 2004

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail
Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 31, 2004, we entered into a bridge note purchase agreement with certain accredited investors pursuant to which we agreed to sell $225,000 principal amount of convertible bridge notes due May 31, 2005.  The notes bear interest at the rate of 10% per year and are convertible into securities to be issued in our next equity financing.  See Item 3.02 below.

The form of bridge note purchase agreement, including the form of convertible promissory note and form of common stock purchase warrant, which appears as Exhibit 10 to this report, is incorporated by reference in response to this Item 1.01.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

On December 31, 2004, we issued $225,000 principal amount of convertible bridge notes due May 31, 2005, to certain accredited investors.  The notes bear interest at the rate of 10% per year and are convertible into securities to be issued in our next equity financing.  Within 10 days of the consummation of our next equity financing, each investor will be required to elect one of the following two alternatives:  (1) convert the entire unpaid principal and all accrued but unpaid interest under the note into fully paid and nonassessable next shares at a price per share equal to eighty percent (80%) of the issuance price of the next shares, and retain the bridge warrant, or (2) surrender the note and the bridge warrant to us in exchange for the issuance of a number of next shares and any accompanying warrants issuable in connection with the next shares, equal to the amount of such securities that could be purchased using the entire unpaid principal and all accrued but unpaid interest under the note.  In connection with this financing, we issued a five-year bridge warrant to each investor for the purchase of a number of shares of common stock equal to 20% of the principal amount of such investor’s note.  Such warrants are exercisable to purchase common stock at a price per share equal to the issuance price of the securities issuable in our next equity financing.

On December 8, 2004, the Company entered into a finder’s agreement with Tower Finance, Ltd. (“Tower”) with the following terms:

1.                                       The Company agrees to pay Tower a finder’s fee of $200,000 to $320,000 when the Company has successfully completed the Bridge of $2.5 to $4 million of the Company’s securities with institutional investors introduced to the Company by Tower.  If the Bridge is a convertible debt obligation or includes warrants, the conversion of debt or exercise of warrants will not obligate the Company to pay additional fees or warrants to Tower.  The Company will pay Tower 8% of funds raised for the successful completion of the Placement with investors introduced to the Company by Tower.  In the event that the Company and Tower decide to more or less than the amount, the finder’s fee will be renegotiated to be of similar value to the equity raised.  In the event brokerage firms are engaged by the Company to complete a portion of the Placement, the finder’s fee will be proportionately lowered by the amount completed by the other firms.  Any non-accountable expenses charged by the other firms will not lower Tower’s fee.

2.                                       Upon closing the Bridge or the Placement with investors introduced by Tower, the Company agrees to issue Tower a five-year warrant to purchase the Company’s common stock.  The exercise price will be 125% of the Bridge conversion price for common stock and 125% of the Placement price for common stock purchased by accredited investors Tower introduces to the Placement.  The warrant will be for the purchase of a number of shares equal 8% of the total possible shares issuable to Tower-introduced purchasers.  The warrant will not have anti-dilution provisions, but will have a cashless exercise provision.  The underlying shares will have the registration rights receive by the participants in the Placement.

3.                                       The Company represents that no person or entity other that Tower is entitled to any compensation or other payments from the Company as a finder in connection with the Bridge.  The Company agrees to promptly notify Tower if any broker or dealer is engaged by the Company in connection with the Placement.  Further, the Company agrees to promptly notify Tower of any changes, developments or possible events, which it reasonably believes, have or could be perceived to have a material adverse impact on the Company.  Both parties agree to exercise good faith and their best efforts in dealing with each other and in attempting to complete the Placement.

4.                                       Either Tower or the Company may terminate this agreement upon 10 days prior written notice to the other; provided, however, that neither party may terminate this Agreement prior to December 31, 2003.  This letter supersedes all prior agreements with Tower.

5.                                       Notwithstanding such termination, the Company shall pay Tower 50% of the finder’s fees contemplated by the terms of the agreement if, within six months following termination, it sells its securities to investors introduced to the Company by Tower.  The list of investors to be covered by this paragraph will be named on Schedule A and supplied to the Company when the notice of termination is given.  Schedule A shall be subject to review and approval by the Company.  The list may only include investors to whom Tower has made a substantive contact and with whom the Company has had discussions and may not, without your consent, include current investors, officers or directors of the Company.

The foregoing issuance was made in reliance upon the exemption provided in Section 4(2) and the safe harbor provided by Rule 506 of the Securities Act.  Such securities are restricted as to sale or transfer, unless registered under the Securities Act, and certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition unless registered under the Securities Act.  In addition, the recipients of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-KSB, Form 10-QSB and Form 8-K, as filed with the SEC, including amendments to such reports.

The form of bridge note purchase agreement, including the form of convertible promissory note and form of common stock purchase warrant, which appears as Exhibit 10 to this report, is incorporated by reference in response to this Item 3.02.

ITEM 8.01             OTHER EVENTS.

On January 5, 2005, we issued a press release regarding the transition of our business focus from heart valves to the ATRILAZE™ system for the minimally invasive treatment of atrial fibrillation as a stand-alone procedure.  Such press release, which appears as Exhibit 99.1 to this report, is incorporated by reference in response to this Item 8.01.

We are filing herewith a Cautionary Statement pursuant to the Private Securities Litigation Reform Act of 1995 for use as a readily available written document to which reference may be made in connection with forward-looking statements, as defined in such act.  Such Cautionary Statement, which appears as Exhibit 99.2 to this report, is incorporated by reference in response to this Item 8.01.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: January 6, 2005	By:	/s/ John H. Jungbauer
John H. Jungbauer
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Bridge Note Purchase Agreement (including form of convertible promissory note and form of common stock purchase warrant), dated December 31, 2004.

99.1	Press release, dated January 5, 2005.

99.2	Cautionary Statement, dated January 6, 2005.